                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard R. Dwyer, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file a Registration Statement of Form S-3 under the Securities Act of 1933, as amended, and any or all amendments (including without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission and/or any regulatory authority relating to the registration of shares of Common Stock, $0.01 par value, of Sunbelt Nursery Group, Inc., granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that the said attorney-in-fact and agent, may lawfully do or cause to be done.

        IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities indicated as of the 11th day of March, 1997.

NAME                        CAPACITY
----                        --------


/s/ Timothy R. Duoos        Chairman of the Board and Chief
--------------------        Executive Officer (principal executive officer)
Timothy R. Duoos



/s/ Rudy Boschwitz          Director
------------------
Rudy Boschwitz



/s/ Rodney P. Burwell       Director
---------------------
Rodney P. Burwell